UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 16, 2016 (December 12, 2016)

Date of Report (Date of earliest event reported)

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Commission file number : 001-36872

Mississippi	64-0693170
(State of incorporation)	(I.R.S. Employer Identification No.)

One Hancock Plaza
2510 14th Street
Gulfport, Mississippi	39501
(Address of principal executive offices)	(Zip Code)

(228) 868-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 12, 2016, Hancock Holding Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “Underwriter”) in connection with a public offering of 5,500,000 shares of the Company’s common stock, par value $3.33 (the “Common Stock”). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 825,000 shares of Common Stock from the Company. The Underwriter agreed to purchase the shares of Common Stock at a price of $41.05 per share. The foregoing description of the Underwriting Agreement is qualified in its entirety by the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

On December 16, 2016, the Company completed the issuance and sale of 6,325,000 shares of Common Stock pursuant to the Underwriting Agreement, including 825,000 shares of Common Stock sold pursuant to the Underwriter’s option.

The sale of the shares of Common Stock was made pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-202407). In connection with this offering, the legal opinion as to the legality of the Common Stock is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated December 12, 2016

Exhibit 5.1	Opinion of Joy Lambert Phillips, Executive Vice President, Corporate Secretary, and General Counsel of the Company

Exhibit 23.1	Consent of Joy Lambert Phillips, Executive Vice President, Corporate Secretary, and General Counsel of the Company (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer

Date: December 16, 2016

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated December 12, 2016

Exhibit 5.1	Opinion of Joy Lambert Phillips, Executive Vice President, Corporate Secretary, and General Counsel of the Company

Exhibit 23.1	Consent of Joy Lambert Phillips, Executive Vice President, Corporate Secretary, and General Counsel of the Company (included in Exhibit 5.1)